Exhibit 99.1

Overseas Shipholding Group Announces

Charter Option Decisions for Vessels Leased from American Shipping Company

Tampa, FL – December 10, 2021 - Overseas Shipholding Group, Inc. (NYSE: OSG) (“OSG”), a provider of energy transportation services for crude oil and petroleum products in the U.S. Flag markets, today announced that it has exercised options to extend its bareboat charter agreements with American Shipping Company ASA (Oslo Stock Exchange: AMSC / OTCQX: ASCJF) for two vessels, and that it will not be exercising extension options for three other vessels. The two bareboat charter extensions provide for additional one-year terms, commencing in December 2022 and ending in December 2023. With these extensions, seven vessels will continue on lease from AMSC - six with maturity dates aligned to end in December 2023 and one with a maturity of 2025. OSG will operate the three vessels whose charters have not been extended for the next 12 months until the end of their current bareboat term in December 2022.

Sam Norton, OSG’s President and CEO, stated, “We believe the market continues to support attractive commercial opportunities for the vessel leases that we are retaining to supplement the strong and stable cash flow generation from our niche businesses. With our newly fortified balance sheet we are well-positioned to continue on a path towards long-term value creation and attractive cash flow generation as the demand recovery continues to materialize.”

Mr. Norton also commented that “Our decision not to exercise some of our options reflects a continued diversification from a relatively high concentration in conventional Jones Act tankers and ATBs to our niche businesses that have enjoyed higher and more stable returns. The Jones Act market for larger conventional tankers has shifted over the last five years as marginal demand drivers domestically have become more volatile in both crude and refined product flows. While we are witnessing a rebound in demand currently, charter periods obtainable in the markets we serve have shortened and the trajectory to increased stability remains uncertain.”

“The future of seaborne energy transportation and the type, design and markets for vessels that will be engaged in this business in the future are evolving in ways not yet well defined,” Mr. Norton continued. “The progressive US transformation away from a carbon fuels-based economy should present interesting new business niches for OSG to competitively apply its differentiated set of skills. In addition to seeking to reduce volatility in our current earnings profile, the decision to redeliver three vessels to AMSC will allow us to redirect resources towards participating in a broader spectrum of opportunities in the existing and emerging markets for energy and liquid bulk commodities of all types.”

“The reduction in future fixed payment obligations that will result is a meaningful step towards reducing financial and operating leverage in our business to a level commensurate with current uncertainty in the commodity markets in which we are active,” said Dick Trueblood, the Company’s Vice President and Chief Financial Officer. “We believe we have retained an appropriate level of exposure to what we see is an improving market environment. At the same time, the shift in focus implicit in our decision not to exercise some of the extension options will allow us to direct more of our resources and capital towards those portions of our business which have historically generated more stable cash flows.”

The Company will host a conference call at 10:00 a.m. Eastern Time (“ET”) on Tuesday, December 14, 2021. To access the call, participants should dial (844) 850-0546 for domestic callers and (412) 317-5203 for international callers. Please dial in ten minutes prior to the start of the call. A live webcast of the conference call will be available from the Investor Relations section of the Company’s website at www.osg.com. An audio replay of the conference call will be available starting at 12:00 p.m. ET on December 14, 2021 by dialing (877) 344-7529 for domestic callers and (412) 317-0088 for international callers and entering Access Code 4601394.

About Overseas Shipholding Group, Inc.

Overseas Shipholding Group, Inc. (NYSE: OSG) is a publicly traded company providing energy transportation services for crude oil and petroleum products in the U.S. Flag markets. OSG is a major operator of tankers and ATBs in the Jones Act industry. OSG’s 22 active vessel U.S. Flag fleet consists of three crude oil tankers doing business in Alaska, two conventional ATBs, two lightering ATBs, three shuttle tankers, ten MR tankers, and two non-Jones Act MR tankers that participate in the U.S. Maritime Security Program. OSG also currently owns and operates one Marshall Islands flagged MR tanker which trades internationally.

OSG is committed to setting high standards of excellence for its quality, safety and environmental programs. OSG is recognized as one of the world’s most customer-focused marine transportation companies and is headquartered in Tampa, FL. More information is available at www.osg.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts should be considered forward-looking statements. Words such as “may”, “will”, “should”, “would”, “could”, “appears”, “believe”, “intends”, “expects”, “estimates”, “targeted”, “plans”, “anticipates”, “goal”, and similar expressions are intended to identify forward-looking statements but should not be considered as the only means by which these statements may be made. Such forward-looking statements represent the Company’s reasonable expectations with respect to future events or circumstances based on various factors and are subject to various risks, uncertainties, and assumptions relating to the Company’s operations, financial results, financial condition, business, prospects, growth strategy and liquidity. Accordingly, there are or will be important factors, many of which are beyond the control of the Company, that could cause the Company’s actual results or outcomes, or the timing of certain events, to differ materially from the expectations expressed or implied in these statements, including as a result of the uncertainty associated with being able to identify, evaluate and complete any strategic transaction or alternative, the impact of the announcement of the special transaction committee’s review of strategic alternatives, as well as any strategic transaction or alternative that may be pursued, on the Company’s business, including its financial and operating results and its employees. Undue reliance should not be placed on any forward-looking statements and, when reviewing any forward-looking statements, consideration should be given to factors including, but not limited to, those factors discussed in the Company’s Annual Report on Form 10-K, filed with the SEC on April 1, 2021, and those factors discussed in the Company’s Quarterly Reports on Form 10-Q filed with the SEC on May 7, 2021, August 6, 2021 and November 9, 2021. Investors should carefully consider these risk factors and the additional risk factors outlined in other reports hereafter filed by the Company with the SEC under the caption “Risk Factors.” The Company assumes no obligation to update or revise any forward-looking statements except as may be required by law. Forward-looking statements in this press release and written and oral forward-looking statements attributable to the Company or its representatives after the date of this press release are qualified in their entirety by the cautionary statement contained in this paragraph and in other reports hereafter filed by the Company with the SEC.

Investor Relations & Media Contact:

Susan Allan, Overseas Shipholding Group, Inc.

(813) 209-0620

sallan@osg.com